UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 25, 2005

eCOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50887	33-0843777
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(IRS Employer Identification No.)

2555 West 190th Street, Suite 106, Torrance, California 90504

(Address of principal executive offices)

(310) 225-4044

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

As disclosed in Item 5.02 of this Current Report on Form 8-K, in order to ensure that the Company meets the board of directors (“Board”) and committee composition requirements of the Securities and Exchange Commission (“SEC”), Nasdaq National Market (“Nasdaq”) and the charters of the Board’s committees, effective as of August 25, 2005, Gary W. Guy resigned from the Board and, concurrently, the Board elected Man-Jit Singh as a director to fill the vacancy resulting from Mr. Guy’s resignation and appointed Mr. Singh to each of the compensation committee and audit committee of the Board. Mr. Guy will continue in his capacity as the Company’s President.

In connection with Mr. Singh’s service on the Board and the audit and compensation committees, Mr. Singh will receive the compensation package customarily paid by the Company to non-employee directors serving in such capacities. Specifically, Mr. Singh will receive an annual retainer of $24,000 (paid quarterly), $2,500 for each Board meeting attended in person, $1,000 for each committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. Additionally, the Company will reimburse Mr. Singh for reasonable out-of-pocket expenses that he may incur in connection with attending Board and committee meetings.

Furthermore, upon his election to the Board, Mr. Singh was granted an option to acquire 30,000 shares of the Company’s common stock at an exercise price of $2.18 per share, which was the market value of the Company’s common stock as of the close of business on August 25, 2005. These options were issued under the Company’s 2004 Stock Incentive Plan and will vest quarterly over three years. Additionally, as a non-employee director, Mr. Singh will be eligible to participate in the Company’s 2004 Non-Employee Director Stock Option Program, which is part of the 2004 Stock Incentive Plan. Under the 2004 Non-Employee Director Stock Option Program, Mr. Singh will be eligible to receive annual, automatic, non-discretionary grants of nonqualified stock options under the 2004 Stock Incentive Plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Also, if, as we expect, Mr. Singh continues to serve as a director through to the Company’s 2005 annual meeting of stockholders, he will receive, as a non-employee director under the Company’s 2004 Non-Employee Director Stock Option Program, an automatic grant of an option to acquire 10,000 shares of the Company’s common stock at an exercise price equal to the then-current fair market value of such common stock, which options will vest quarterly over one year. All options granted under the Company’s 2004 Non-Employee Director Stock Option Program will become fully vested in the event of certain corporate transactions. In addition to grants pursuant to the 2004 Non-Employee Director Stock Option Program, non-employee directors on the Board, including Mr. Singh, are eligible to receive additional grants under the Company’s 2004 Stock Incentive Plan, as determined from time to time by the compensation committee.

In addition, concurrent with Mr. Singh’s election to the Board, Mr. Singh and the Company entered into an indemnification agreement (the “Indemnification Agreement”) that provides the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation, as well as certain additional procedural protections. The Indemnification Agreement may require the Company, among other things, to indemnify Mr. Singh against liabilities that may arise by reason of his status or service as a director, other than liabilities arising from willful misconduct. The Indemnification Agreement also may require the Company to advance any expenses incurred by Mr. Singh as a result of any proceeding against him as to which he could be indemnified and to obtain directors’ and officers’ insurance covering Mr. Singh, if available on reasonable terms. The Company believes that its current directors’ and officers’ liability insurance, which will cover Mr. Singh, satisfies its obligations with respect to such insurance under the Indemnification Agreement. The foregoing is a summary description of certain terms of the Indemnification Agreement and is qualified entirely by the text of the Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

In order to ensure that the Company meets the Board and committee composition requirements of the SEC, Nasdaq and the charters of the Board’s committees, effective as of August 25, 2005, Gary W. Guy resigned from the Board and, concurrently, the Board elected Man-Jit Singh as a director to fill the vacancy resulting from Mr. Guy’s resignation and appointed Mr. Singh to each of the compensation committee and audit committee of the Board, in each case in accordance with the Company’s Amended and Restated Bylaws. Mr. Guy will continue in his capacity as the Company’s President. Mr. Singh will serve on the Board and the audit and compensation committees until the next annual meeting following his election, until his successors have been duly elected and qualified or until his earlier resignation or removal.

Mr. Singh, age 48, has served as a Principal of Diogenes Capital, LLC, a private equity investment firm, since July 2003. From April 2001 to May 2003, Mr. Singh was Chief Executive Officer of Compete, Inc., a predictive analytics services company. Mr. Singh was also Chief Executive Officer of HighCircle, Inc., an executive recruiting company, from June 2000 to December 2000, and has held a range of executive positions at other technology, management recruitment, staffing and consulting companies. Mr. Singh earned his B.A. in Economics from St. Stephens College, Delhi University, Delhi, India, an M.A. in Economics from the Delhi School of Economics, Delhi University, Delhi, India, a P.G.D.M. degree from the Indian Institute of

Management, Ahmedabad, India, and his M.B.A. from the Anderson Graduate School of Business, University of California at Los Angeles.

In connection with Mr. Singh’s election to the Board and appointment to the audit committee of the Board, the then-current directors on the Board unanimously affirmed that Mr. Singh was “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards, and satisfied the additional independence and financial literacy standards required of all audit committee members pursuant to Rule 4350(d) of the Nasdaq listing standards.

Upon the effectiveness of the foregoing, the Board and its audit committee were in compliance with SEC and Nasdaq rules relating to the composition of the Board and its audit committee, pursuant to which a majority of the directors on the Board must be “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards, and the audit committee of the Board must have at least three “independent” members. In addition, upon the effectiveness of the foregoing, the compensation committee of the Board was in compliance with its charter, which requires, among other things, that such committee be composed of no fewer than two directors, each of whom shall be “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Indemnification Agreement between eCost.com, Inc. and Man-Jit Singh, dated August 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

eCOST.COM, INC.

Date: August 25, 2005

	By:	/s/ Adam W. Shaffer
Adam W. Shaffer Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Indemnification Agreement between eCost.com, Inc. and Man-Jit Singh, dated August 25, 2005.

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